UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

House of BODS Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55405	90-0620286
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

1704 Lobelia Drive, Lake Mary, FL	32746
(Address of principal executive offices)	(Zip Code)

(407) 221-4943

(Registrant’s telephone number, including area code)

3234 NW 29th Avenue, Boca Raton, FL 33434

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On January 23, 2017, House of BODS Fitness, Inc. (the “Company”) engaged Liggett & Webb, P.A. (“Liggett”) as the Company’s independent registered public accounting firm, and Liggett was engaged on such date. During the Company’s two most recent fiscal years and through January 23, 2017, neither the Company nor anyone on its behalf consulted Liggett regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Liggett concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

House of BODS Fitness, Inc.

Dated: January 27, 2017	/s/ Tammy Skalko
Tammy Skalko
Chief Executive Officer and President

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